ARTICLES OF INCORPORATION

                                       OF

                           NEOSURG TECHNOLOGIES, INC.

     I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:
                                   ARTICLE ONE
                                   -----------

     The  name  of  the  Corporation  is  NEOSURG  TECHNOLOGIES,  INC.
                                   ARTICLE TWO
                                   -----------

     The  period  of  the  Corporation's  duration  is  perpetual.
                                  ARTICLE THREE
                                  -------------

     The purpose or purposes for which the Corporation is incorporated is to conduct any lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
                                  ARTICLE FOUR
                                  ------------

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirteen million (13,000,000) shares, of which ten million (10,000,000) shares, no par value shall be a class designated "Common Stock," and three million (3,000,000) shares, no par value, shall be a class designated "Preferred Stock." Holders of Common Stock are granted voting rights equal to one (1) vote per share.
     Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.


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     Each  series  of  Preferred  Stock  may:
     1.     have  such  numbers  of  shares;

     2. have such voting powers, full or limited, or may be without voting powers;

     3.     be subject to redemption at such  time  or times and at such prices;

     4. be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or series of stock;

     5. have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

     6. be made convertible into, or exchangeable for, shares of other class or classes (except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation) or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

     7. be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

     8. be entitled to the benefit of conditions and restriction upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption, or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

     9. have such other relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof;

all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be


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increased  or  decreased  (but  not below the number of shares then outstanding)
from  time  to  time  by  like  action  of  the  Board  of  Directors.
     Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.
     Except as otherwise provided by law or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes.
     Upon any liquidation, dissolution, or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.


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                                  ARTICLE FIVE
                                  ------------

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of ONE THOUSAND DOLLARS ($1,000) consisting of money, labor done, or property actually received.

                                   ARTICLE SIX
                                   -----------

     The shareholders of the Corporation shall have no preemptive rights to acquire additional, unissued, or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares, and such preemptive rights are hereby expressly denied.

                                  ARTICLE SEVEN
                                  -------------

     At each election for Directors of the Corporation, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are Directors to be elected, and no shareholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being hereby expressly denied.

                                  ARTICLE EIGHT
                                  -------------

     Any action taken or to be taken by the shareholders of the Corporation, which, but for the provisions of this article, require the vote or concurrence of the holders of more than a majority of the shares entitled to be cast thereon, including specifically and without limitation, the following actions:

     1. Any merger or consolidation of this Corporation with another corporation;

     2.     Any  amendment  of  these  Articles  of  Incorporation;


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     3.     Any  sale,  lease,  exchange,  or  other  disposition  of  all,  or substantially all, the property and assets with or without the goodwill of the Corporation, not made in the usual or regular course of its business;

     4. Any vote of the shareholders of the Corporation on a resolution to dissolve the Corporation;

     5. Any purchase by this Corporation, directly or indirectly, of its own shares to the extent of the aggregate of unrestricted capital surplus available therefor, and unrestricted reduction surplus available therefor; and

     6.     Any  distribution  out of  reduction  surplus  of  the  Corporation;

SHALL REQUIRE, AND SHALL ONLY REQUIRE, the vote or concurrence of a majority of the issued and outstanding shares of each class or series of stock of the Corporation, regardless of limitations or restrictions on the voting power thereof, entitled to vote at a meeting duly called for such purpose.

                                  ARTICLE NINE
                                  ------------

     Any action required to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                   ARTICLE TEN
                                   -----------

     The address of the initial Registered Office of the Corporation is 17300 El Camino, Suite 110, Houston, Texas 77058, and the name of the initial Registered Agent at such address is Peter T. O'Heeron.


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                                 ARTICLE ELEVEN
                                 --------------

     The number of Directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as Directors until the first Annual Meeting of the Shareholders or until their successors are elected and qualified are:

     Robert  N.  Allen
     17300  El  Camino,  Suite  110
     Houston,  Texas  77058

     Charles  M.  Hansen
     17300  El  Camino,  Suite  110
     Houston,  Texas  77058

     Peter  T.  O'Heeron
     17300  El  Camino,  Suite  110
     Houston,  Texas  77058

                                 ARTICLE TWELVE
                                 --------------

     The Corporation is being formed pursuant to a conversion of the following entity:

     T-2000,  L.P.
     17300  El  Camino,  Suite  110
     Houston,  Texas  77058
     A Texas Limited Partnership formed on January 3, 1997, with a Certificate of Limited Partnership having been filed with the Secretary of the State of Texas on February 25, 1998.

                                ARTICLE THIRTEEN
                                ----------------

     The name and address of the incorporator is Peter T. O'Heeron, 17300 El Camino, Suite 110, Houston, Texas 77058.
     IN WITNESS WHEREOF, I have hereunto set my hand this the 15th day of September, 1999.

                                     ___________________________________________
                                     PETER  T.  O'HEERON,  INCORPORATOR


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                              ARTICLES OF MERGER OF
                              MOSER MEDICAL, INC.,
                            A TEXAS CORPORATION, INTO
                 NEOSURG TECHNOLOGIES, INC., A TEXAS CORPORATION

     Pursuant to the provisions of article 5.04 of the Texas Business Corporation Act (the "Act"), MOSER MEDICAL, INC., a Texas corporation ("Moser"), and NEOSURG TECHNOLOGIES, INC., a Texas corporation ("NeoSurg") (herein collectively called the "Constituent Corporations") hereby adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of article 5.01 of the Act.

1.     A  plan  of merger adopted  in  accordance with the provisions of article
     5.03 of the Act providing for the combination of NeoSurg and Moser and resulting in NeoSurg being the surviving corporation in the merger is attached hereto as Exhibit A and is hereby incorporated herein by reference (the "Plan").

2. The names of the Constituent Corporations and the states under the laws of which they are respectively organized are:

     Name  of  Corporation                    State  of  Incorporation
     ---------------------                    ------------------------

     NeoSurg  Technologies,  Inc.                       Texas
     Moser  Medical,  Inc.                              Texas

3. As to each of the Constituent Corporations, the number of shares of their respective stock issued and outstanding is as follows:

                                          Number  of  Shares
     Corporation                                 Outstanding
     -----------                          ------------------

     NeoSurg                                       6,000,000
     Moser                                           100,000

None of the issued and outstanding shares of the stock of either Constituent Corporations are entitled to vote as a class with respect to the merger of Moser with and into NeoSurg pursuant to the Plan (the "Merger").

4. As to each of the Constituent Corporations, the total number of shares of their stock voted for and against the Plan, respectively, are as follows:

                                              Voted              Voted
     Corporation                               For              Against
     -----------                              ----              -------
     Abstained
     ---------

       NeoSurg                              5,299,216  0        700,784
       Moser                                  100,000  0              0

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5.     The  Plan  and  the  performance of its terms were duly authorized by all action required by the laws under which each corporation or other entity that is a party to the Plan was incorporated or organized and by its constituent documents.

6. The surviving entity assumes all tax liabilities of the Constituent Corporations.

7. The Merger will become effective upon the date of the issuance of the Certificate of Merger by the Secretary of State in accordance with Article
     5.05 of  the  Act.

     EFFECTIVE  the  1st  day  of  February,  2000.

                                    MOSER  MEDICAL,  INC.

                                    BY:_________________________________________
                                         PETER  T.  O'HEERON,  President

                                    NEOSURG  TECHNOLOGIES,  INC.

                                    BY:_________________________________________
                                         PETER  T.  O'HEERON,  President

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
                              ARTICLES OF AMENDMENT
                                       OF
                           NEOSURG TECHNOLOGIES, INC.


     Pursuant  to  the  provisions  of  Article  4.04  of  the  Texas  Business
Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                                    ARTICLE I
                                    ---------

     The  name  of  the  Corporation  is  NEOSURG  TECHNOLOGIES,  INC.

                                   ARTICLE II
                                   ----------

     The following amendments to the Articles of Incorporation were adopted as of the 31st day of December, 1999:
     (1)     The  first  paragraph  of  Article  Four  is  amended  to  read:

                                  ARTICLE FOUR
                                  ------------

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-three million (23,000,000) shares, of which twenty million (20,000,000) shares, no par value shall be a class designated "Common Stock," and three million (3,000,000) shares, no par value, shall be a class designated "Preferred Stock." Holders of Common Stock are granted voting rights equal to one (1) vote per share.

                                   ARTICLE III
                                   -----------

     The foregoing amendments were adopted by the shareholders of the Corporation as of December 31, 1999. The number of shares of the Corporation outstanding at the time of such adoption was six million four hundred ninety-four thousand two hundred sixty-two (6,494,262); and the number of shares entitled to vote thereon was six million four hundred ninety-four thousand two hundred sixty-two (6,494,262). The number of shares voted for such amendment


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was  five  million  five  hundred  sixty-four  thousand  six  hundred  fifty-six
(5,564,656);  and  no  shares  were  voted  against  such  amendment.

     EXECUTED  as  of  the  1st  day  of  February,  2000.

                                     ___________________________________________
                                     PETER  T.  O'HEERON,  President



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